Exhibit 99.1

Bruker Reports Financial Results for the Third Quarter of 2012

BILLERICA, Mass., November 5, 2012 (BUSINESS WIRE) – Bruker Corporation (NASDAQ: BRKR) today reported financial results for the third quarter ended September 30, 2012.

Bruker Corporation Financial Results

In the third quarter of 2012, revenue was $447.8 million, an increase of 7.0% compared to $418.4 million in the third quarter of 2011. Excluding the effects of acquisitions and foreign currency translation, third quarter 2012 revenue increased by 13.8% year-over-year. GAAP net income for the third quarter of 2012 was $39.7 million, or $0.24 per diluted share, compared to $19.8 million, or $0.12 per diluted share, in the third quarter of 2011.  Adjusted net income for the third quarter of 2012 was $47.1 million, or $0.28 per diluted share, compared to $34.4 million, or $0.21 per diluted share, in the third quarter of 2011.

For the nine months ended September 30, 2012, revenue was $1,274.1 million, an increase of 8.3% compared to $1,176.6 million in the first nine months of 2011.  Excluding the effects of acquisitions and foreign currency translation, revenue for the first nine months of 2012 increased by 12.6% over the comparable period in 2011.  GAAP net income for the nine months ended September 30, 2012 was $64.7 million, or $0.39 per diluted share, compared to $53.2 million, or $0.32 per diluted share, for the nine months ended September 30, 2011.  Adjusted net income for the nine months ended September 30, 2012 was $91.6 million, or $0.54 per diluted share, compared to $87.7 million, or $0.53 per diluted share, for the nine months ended September 30, 2011.

Bruker ended the third quarter of 2012 with cash and cash equivalents of $242.1 million, and net debt of $94.8 million.

Adjusted operating margin, adjusted net income and adjusted EPS are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Bruker Scientific Instruments (BSI) Segment

In the third quarter of 2012, BSI revenue was $408.9 million, an increase of 3.6% compared to $394.6 million for the third quarter of 2011.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for the third quarter of 2012 increased by 9.5% over the third quarter of 2011.  BSI segment GAAP EPS in the third quarter of 2012 was $0.19 per diluted share, compared to $0.15 in the third quarter of 2011.  BSI segment adjusted EPS in the third quarter of 2012 was $0.23 per diluted share, compared to $0.22 in the third quarter of 2011.

For the nine months ended September 30, 2012, BSI revenue was $1,184.0 million, an increase of 6.8% compared to $1,108.3 million in the first nine months of 2011.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for the first nine months of 2012 increased by 10.6% over the comparable period in 2011.  BSI segment GAAP EPS for the nine months ended September 30, 2012 was $0.35 per diluted share, compared to $0.37 for the nine months ended September 30, 2011.  BSI segment adjusted EPS for the nine months ended September 30, 2012 was $0.49 per diluted share, compared to $0.56 for the comparable period in 2011.

Bruker Energy & Supercon Technologies (BEST) Segment

In the third quarter of 2012, BEST revenue was $42.4 million, an increase of 53.1% compared to $27.7 million for the third quarter of 2011.  Excluding the effects of foreign currency translation, BEST revenue for the third quarter of 2012 increased by 72.6% over the third quarter of 2011.  Third quarter 2012 BEST revenue included $16.4 million from the previously announced Rosatom contract.  BEST segment GAAP EPS in the third quarter of 2012 was $0.06, compared to a GAAP loss per diluted share of ($0.03) in the third quarter of 2011.  BEST segment adjusted EPS in the third quarter of 2012 was $0.06, compared to an adjusted net loss per diluted share of ($0.01) in the third quarter of 2011.

For the nine months ended September 30, 2012, revenue for BEST was $98.4 million, an increase of 23.3% compared to $79.8 million in the first nine months of 2011.  Excluding the effects of foreign currency translation, BEST revenue for the first nine months of 2012 increased by 35.5% over the comparable period in 2011.  BEST segment GAAP EPS for the nine months ended September 30, 2012 was $0.05, compared to a loss per diluted share of ($0.04) for the nine months ended September 30, 2011.  BEST segment adjusted EPS for the nine months ended September 30, 2012 was $0.06, compared to an adjusted net loss per diluted share of ($0.02) for the comparable period in 2011.

Comment and Outlook

Frank Laukien, President and CEO of Bruker Corporation, commented: “Despite continued softening of demand in certain markets, we are pleased with our double-digit third quarter 2012 organic revenue growth rate, which in part benefitted from our still very significant backlog.  Profitability also improved in the third quarter year-over-year.  As a result of our third quarter performance, we are raising our full-year 2012 revenue guidance to a range of $1.73 - $1.76 billion, and we are raising our full-year adjusted EPS guidance to $0.75 - $0.79 per diluted share.”

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including organic revenue growth, adjusted EPS, adjusted operating income, adjusted net income and adjusted operating margin, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or guidance.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 3 to 12 years. Exclusion of these non-cash amortization expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Time on Monday, November 5, 2012.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 75969744.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT OF BRUKER CORPORATION

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, the outcome of any actions that may be taken by government agencies in connection with FCPA compliance matters we have disclosed to them, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2011, our most recent quarterly report on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2012	2011	2012	2011
Revenues	$447.8	$418.4	$1,274.1	$1,176.6
Cost of revenues	237.2	229.0	684.9	641.8
Gross profit	210.6	189.4	589.2	534.8
Operating Expenses:
Selling, general and administrative	102.9	102.1	317.9	289.6
Research and development	44.9	43.5	145.0	132.5
Write-off of deferred offering costs	—	3.4	—	3.4
Other charges, net	2.5	2.9	9.5	7.4
Total operating expenses	150.3	151.9	472.4	432.9
Operating income	60.3	37.5	116.8	101.9
Interest and other income (expense), net	(2.7)	1.9	(13.0)	(8.8)
Income before income taxes and noncontrolling interest in consolidated subsidiaries	57.6	39.4	103.8	93.1
Income tax provision	17.7	19.3	38.9	38.7

Consolidated net income	39.9	20.1	64.9	54.4
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.2	0.3	0.2	1.2
Net income attributable to Bruker Corporation	$39.7	$19.8	$64.7	$53.2

Net income per common share attributable to
Bruker Corporation shareholders:
Basic and diluted	$0.24	$0.12	$0.39	$0.32

Weighted average common shares outstanding:
Basic	166.0	165.6	165.9	165.4
Diluted	167.3	166.9	167.3	167.0

(a)         “GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP).

(b)         Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets (see note d for details); restructuring and other charges (see note e for details); and the tax consequences of the preceding items.

(c)          Reported results in the three and nine month periods ended September 30, 2012 and 2011 include charges for the sale of inventories and the depreciation of property, plant and equipment revalued at the date of acquisition, charges to cost of goods sold related to certain restructuring programs as well as charges attributable to manufacturing engineering modifications associated with certain specialty magnets.

(d)         Reported results in the three and nine month periods ended September 30, 2012 and 2011 include non-cash charges for the amortization of acquisition-related intangible assets.

(e)          Reported results in the three and nine month periods ended September 30, 2012 and 2011 include certain fees associated with legal compliance and examinations, acquisition-related costs and other costs associated with the restructuring and relocation of certain operations.  The three and nine months ended September 30, 2012 also includes a gain on sale of a business.  The three and nine months ended September 30, 2011 also includes deferred BEST public offering costs that were expensed.

The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded. In addition, reported results for the three and nine months ended September 30, 2011 include $2.5 million of provisions for income tax related to historical tax periods under audit.

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three and nine months ended September 30, 2012 and 2011 (unaudited) (a) (b)

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Three Months Ended September 30, 2012:
Revenue	$408.9	$42.4	$(3.5)	$447.8
Gross profit - GAAP (a)	$191.6	$21.3	$(2.3)	$210.6
Cost of revenues charges (c)	1.1	—	—	1.1
Amortization of acquisition-related intangible assets (d)	4.7	—	—	4.7
Gross profit - adjusted (b)	$197.4	$21.3	$(2.3)	$216.4
Gross profit margin - adjusted (b)	48.3%	50.2%		48.3%
Operating income (loss) - GAAP (a)	$48.0	$14.4	$(2.1)	$60.3
Cost of revenues charges (c)	1.1	—	—	1.1
Amortization of acquisition-related intangible assets (d)	5.5	—	—	5.5
Other charges (e)	2.2	0.3	—	2.5
Operating income (loss) - adjusted (b)	$56.8	$14.7	$(2.1)	$69.4
Operating margin - adjusted (b)	13.9%	34.7%		15.5%
Net income (loss) attributable to Bruker Corporation - GAAP (a)	$31.0	$10.4	$(1.7)	$39.7
Cost of revenues charges (c)	1.1	—	—	1.1
Amortization of acquisition-related intangible assets (d)	5.2	—	—	5.2
Other charges (e)	0.8	0.3	—	1.1
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$38.1	$10.7	$(1.7)	$47.1
Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.19	$0.06	$(0.01)	$0.24
Cost of revenues charges (c)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.03	—	—	0.03
Other charges (e)	—	—	—	—
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.23	$0.06	$(0.01)	$0.28
Weighted average shares outstanding:	167.3	167.3	166.0	167.3

Three Months Ended September 30, 2011:
Revenue	$394.6	$27.7	$(3.9)	$418.4
Gross profit - GAAP (a)	$184.5	$5.4	$(0.5)	$189.4
Cost of revenues charges (c)	1.3	—	—	1.3
Amortization of acquisition-related intangible assets (d)	4.1	0.1	—	4.2
Gross profit - adjusted (b)	$189.9	$5.5	$(0.5)	$194.9
Gross profit margin - adjusted (b)	48.1%	19.9%		46.6%
Operating income (loss) - GAAP (a)	$41.3	$(3.3)	$(0.5)	$37.5
Cost of revenues charges (c)	1.3	—	—	1.3
Amortization of acquisition-related intangible assets (d)	4.9	0.1	—	5.0
Other charges (e)	2.9	3.4	—	6.3
Operating income (loss) - adjusted (b)	$50.4	$0.2	$(0.5)	$50.1
Operating margin - adjusted (b)	12.8%	0.7%		12.0%
Net income (loss) attributable to Bruker Corporation - GAAP (a)	$25.7	$(4.8)	$(1.1)	$19.8
Cost of revenues charges (c)	0.9	—	—	0.9
Amortization of acquisition-related intangible assets (d)	4.8	0.1	—	4.9
Other charges (e)	5.4	3.4	—	8.8
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$36.8	$(1.3)	$(1.1)	$34.4
Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.15	$(0.03)	$—	$0.12
Cost of revenues charges (c)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.03	—	—	0.03
Other charges (e)	0.03	0.02	—	0.05
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.22	$(0.01)	$—	$0.21
Weighted average shares outstanding:	166.9	165.6	165.6	166.9

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Nine Months Ended September 30, 2012:
Revenue	$1,184.0	$98.4	$(8.3)	$1,274.1
Gross profit - GAAP (a)	$558.1	$34.1	$(3.0)	$589.2
Cost of revenues charges (c)	3.5	—	—	3.5
Amortization of acquisition-related intangible assets (d)	13.5	0.2	—	13.7
Gross profit - adjusted (b)	$575.1	$34.3	$(3.0)	$606.4
Gross profit margin - adjusted (b)	48.6%	34.9%		47.6%
Operating income (loss) - GAAP (a)	$106.3	$13.4	$(2.9)	$116.8
Cost of revenues charges (c)	3.5	—	—	3.5
Amortization of acquisition-related intangible assets (d)	16.0	0.2	—	16.2
Other charges (e)	8.1	1.4	—	9.5
Operating income (loss) - adjusted (b)	$133.9	$15.0	$(2.9)	$146.0
Operating margin - adjusted (b)	11.3%	15.2%		11.5%
Net income (loss) attributable to Bruker Corporation - GAAP (a)	$58.2	$8.9	$(2.4)	$64.7
Cost of revenues charges (c)	3.3	—	—	3.3
Amortization of acquisition-related intangible assets (d)	15.4	0.2	—	15.6
Other charges (e)	6.6	1.4	—	8.0
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$83.5	$10.5	$(2.4)	$91.6
Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.35	$0.05	$(0.01)	$0.39
Cost of revenues charges (c)	0.02	—	—	0.02
Amortization of acquisition-related intangible assets (d)	0.09	—	—	0.09
Other charges (e)	0.03	0.01	—	0.04
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.49	$0.06	$(0.01)	$0.54
Weighted average shares outstanding:	167.3	167.3	165.9	167.3

Nine Months Ended September 30, 2011:
Revenue	$1,108.3	$79.8	$(11.5)	$1,176.6
Gross profit - GAAP (a)	$521.1	$15.5	$(1.8)	$534.8
Cost of revenues charges (c)	10.4	—	—	10.4
Amortization of acquisition-related intangible assets (d)	10.7	0.3	—	11.0
Gross profit - adjusted (b)	$542.2	$15.8	$(1.8)	$556.2
Gross profit margin - adjusted (b)	48.9%	19.8%		47.3%
Operating income (loss) - GAAP (a)	$107.3	$(3.6)	$(1.8)	$101.9
Cost of revenues charges (c)	10.4	—	—	10.4
Amortization of acquisition-related intangible assets (d)	12.8	0.3	—	13.1
Other charges (e)	7.4	3.4	—	10.8
Operating income (loss) - adjusted (b)	$137.9	$0.1	$(1.8)	$136.2
Operating margin - adjusted (b)	12.4%	0.1%		11.6%
Net income (loss) attributable to Bruker Corporation - GAAP (a)	$62.2	$(7.2)	$(1.8)	$53.2
Cost of revenues charges (c)	8.6	—	—	8.6
Amortization of acquisition-related intangible assets (d)	12.2	0.3	—	12.5
Other charges (e)	10.0	3.4	—	13.4
Net income (loss) attributable to Bruker Corporation - adjusted (b)	$93.0	$(3.5)	$(1.8)	$87.7
Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP (a)	$0.37	$(0.04)	$(0.01)	$0.32
Cost of revenues charges (c)	0.05	—	—	0.05
Amortization of acquisition-related intangible assets (d)	0.08	—	—	0.08
Other charges (e)	0.06	0.02	—	0.08
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted (b)	$0.56	$(0.02)	$(0.01)	$0.53
Weighted average shares outstanding:	167.0	165.4	165.4	167.0

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$242.1	$246.0
Accounts receivable, net	264.8	282.8
Inventories	632.8	576.2
Other current assets	105.2	89.1
Total current assets	1,244.9	1,194.1

Property, plant and equipment, net	272.5	249.0
Intangibles, net and other long-term assets	282.6	267.4
Total assets	$1,800.0	$1,710.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$38.9	$83.7
Accounts payable	78.0	72.3
Customer advances	265.3	268.6
Other current liabilities	304.3	331.2
Total current liabilities	686.5	755.8

Long-term debt	298.0	219.4
Other long-term liabilities	119.8	110.4

Commitments and contingencies

Shareholders' equity:
Common stock	1.7	1.7
Treasury stock	(0.2)	(0.2)
Retained earnings	506.2	441.5
Other shareholders' equity	185.0	178.5
Total shareholders' equity attributable to Bruker Corporation	692.7	621.5
Noncontrolling interest in consolidated subsidiaries	3.0	3.4
Total shareholders' equity	695.7	624.9

Total liabilities and shareholders' equity	$1,800.0	$1,710.5

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com